FREE WRITING PROSPECTUS Dated February 26, 2026	Filed Pursuant to Rule 433 Registration No. 333-286053 Registration No. 333-286053-02

ALLY AUTO RECEIVABLES TRUST 2026-1

Issuing Entity

Asset Backed Notes, Class A

ALLY AUTO ASSETS LLC

Depositor

ALLY BANK

Sponsor

ALLY BANK

Servicer

The depositor has filed with the Securities and Exchange Commission (“SEC”) a preliminary prospectus dated February 26, 2026 which describes the Class A-1, Class A-2, Class A-3 and Class A-4 Notes to be issued by the issuing entity. You should review the prospectus in its entirety before deciding to purchase any of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

Ratings

We will not issue the notes offered by the prospectus unless:

•	the Class A-1 Notes are rated in the highest rating category for short-term (F1+sf/A-1+ (sf)) obligations by Fitch Ratings, Inc. (“Fitch”) and S&P Global Ratings (“S&P”), and

•	the Class A-2, Class A-3 and Class A-4 Notes are rated in the highest rating category for long-term (AAAsf/AAA (sf)) obligations by Fitch and S&P.

BofA Securities	Barclays	Morgan Stanley

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer, the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322.